CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                XIOX CORPORATION
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                     Adopted in accordance with Section 242
                   of the General Corporation Law of Delaware

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         Melanie D. Reid certifies that:

         1. She is the Chief Financial Officer of Xiox Corporation, a Delaware corporation.

         2.       Article  V  of  the  Certificate  of   Incorporation  of  this
                  corporation is amended to read as follows:

         "The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.01 par value, and Preferred Stock, $0.01 par value. The total number of shares that the corporation is authorized to issue is 12,000,000 shares. The number of shares of Common Stock authorized is 10,000,000. The number of shares of Preferred authorized is 2,000,000.

         The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

                  i. the distinctive designation of such class or series and the number of shares to constitute such class or series;

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

                  ii. the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

                  iii. the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

                  iv. the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                  v. the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  vi. the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

                  vii. voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

                  viii. limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

                  ix. such other restrictions, preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation."

         3. This Certificate of Amendment of the Certificate of Incorporation (the "Certificate of Amendment") has been duly approved by this corporation's Board of Directors in accordance with Section 242 of the Delaware General corporation Law (the "DGCL").

         4. This Certificate of Amendment has been duly approved by the stockholders in accordance with Section 242 of the DGCL.

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

         I hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of my own knowledge and that this Certificate of Amendment is my act and deed.

         Executed at Burlingame, California, this 22nd day of May, 1998.


                                         /s/ Melanie D. Reid
                                       ----------------------------------------
                                       Melanie D. Reid, Chief Financial Officer


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